EXCHANGE AGREEMENT
                               ------------------


          This EXCHANGE AGREEMENT (this "Agreement"), dated as of November 22, 2002, is among TXU Corp., a Texas corporation (the "Company"), TXU Energy Company LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("TXU Energy"), and UXT Holdings LLC and UXT Intermediary LLC (each a "Purchaser" and collectively, "Purchasers").

          WHEREAS, in consideration for the Invested Principal Amount (as defined below) paid to TXU Energy, Purchasers received 9% Exchangeable Subordinated Notes Due 2012 of TXU Energy (the "Notes"), pursuant to the Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), among the Company, TXU Energy and Purchaser;

          WHEREAS, the parties have agreed that the Notes owned by Purchasers are to be exchangeable into Common Stock (as defined below) at any time and from time to time; and

          WHEREAS, in connection with the acquisition of the Notes the Company and Purchasers entered into the Registration Rights Agreement (as defined below) that sets forth certain registration rights with respect to shares of Common Stock that Purchasers may receive under this Agreement.

          NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, it is agreed by the parties as follows:

          1.   Definitions
               -----------

          (a) Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to singular and plural forms of the terms defined):

          "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person and shall also include, with respect to any Purchaser, the general partner and any limited partner and any Affiliate of the general partner and any limited partner of such Purchaser. For avoidance of doubt, the Company and its Affiliates shall be considered Affiliates of TXU Energy and any Purchaser and its Affiliates shall not be considered Affiliates of TXU Energy or the Company.

          "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

          "Aggregate Converted Principal" means, at a specified date, the sum of all the Conversion Principal Amounts in respect of which the Company issued shares of Common Stock to a Purchaser from the date hereof to such specified date.

          "Authorization" means any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Agency.

          "Board" means the board of directors of the Company.

          "Business Day" shall mean any day other than Saturday, Sunday or any other day which is a legal holiday under the laws of the States of New York or Texas or a day on which national banking associations in such States are authorized or required by law or other governmental action to close.

          "Common Stock" means shares of common stock, without par value, of the Company.

          "Controls" means (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Conversion Principal Amount" means, at a specified date, an amount of the Current Invested Principal Amount set forth in an Exchange Notice that represents the aggregate principal amount of the Notes that a Purchaser is requesting to be converted into Common Stock pursuant to such Exchange Notice.

          "Current Invested Principal Amount" means, at a specified date, an amount equal to the Invested Principal Amount less the Aggregate Converted Principal, in each case, from the date hereof to such specified date.

          "Current Market Price" means in respect of any share of Common Stock on any date herein specified the average of the daily market prices for five (5) consecutive trading days commencing ten (10) days before the public announcement of any sale or other issuance of Common Stock or Common Stock Equivalents. The daily market price for each such trading day shall be the last reported sale price on such day on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not so listed or admitted, the last reported sale price on such day on the NYSE or any other trading facility on which such Common Stock is then listed; provided, however, that if no sale takes place on such day on any such exchange, market or trading facility, the average of the last reported closing bid and ask prices on such day as officially quoted on such exchange, market or trading facility shall be the daily market price for such trading day.

          "DLJ Entity" or "DLJ Entities" means each investor or entity listed on
Schedule 1.1.

          "DLJ VCOC Fund" means UXT AIV, L.P., a Delaware limited partnership, or a DLJ Entity or Affiliate thereof designated by UXT AIV, L.P.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "FERC" means the Federal Energy Regulatory Commission.

          "Governmental Agency" means any supranational, multinational, municipal, provincial, federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body, including but not limited to the NRC, FERC, SEC and PUCT.

          "Holder" shall mean Purchasers and any transferee of Purchasers.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Invested Principal Amount" means $750,000,000, excluding any interest added to the Invested Principal Amount pursuant to Section 2.01 in respect of the Notes exchanged.

          "Law" means all laws, statutes and ordinances of the United States (including but not limited to PUHCA), any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions, orders, judgments or decrees of courts having the effect of law in each such jurisdiction.

          "Majority in Interest" means, at any time, a majority of the principal amount of the Notes outstanding at such time.

          "NRC" means the Nuclear Regulatory Commission.

          "Notes" means all 9% Exchangeable Subordinated Notes Due 2012 of TXU Energy owned by Purchasers that have not been exchanged pursuant to an Exchange Notice.

          "Permitted Transferee" means in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ Partner"), and any Affiliated Employee Benefit Trust or Person that is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJ Entity or of any DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJ Associates"), (D) a trust (to the extent recognized by applicable Law), the beneficiaries of which, or a corporation, limited liability company or partnership, all of the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust (to the extent recognized by applicable Law).

          "Person" shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

          "PUCT" means the Public Utility Commission of Texas.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company and Purchasers.

          "Regulation" means any rule or regulation of any Governmental Agency having the effect of Law or any rule or regulation of any self-regulatory organization.

          "SEC" means the Securities and Exchange Commission.

          "Termination Date" means the earlier to occur of (i) the later of (A) the tenth anniversary of the date hereof and (B) the date no principal amount of Notes remain outstanding and (ii) the date on which the DLJ Entities or their Permitted Transferees own Notes and Common Stock aggregating less than thirty percent (30%) of the Invested Principal Amount (determined, in the case of Common Stock, on the basis of the Note Exercise Price at the date Exchange Rights are exercised with respect to such Common Stock).

          "Voting Trust Agreement(s)" means one or more voting trust agreements in a form reasonably acceptable to the Company to be entered into among the Company, one or more of the DLJ Entities and a trustee to be selected by the DLJ Entities who shall be reasonably acceptable to the Company.

          "Voting Trustee" means the trustee appointed under the Voting Trust Agreement(s).

          (b) The following terms have the meanings set forth in the section set forth opposite such term:

          "Acquisition"................................................9
          "Acquisition Restriction"....................................9
          "Agreement"..................................................Preamble
          "Closing"....................................................2(e)
          "Closing Date"...............................................2(e)
          "Common Stock Equivalents"...................................4(b)
          "Company"....................................................Preamble
          "Exchange Right".............................................2(a)
          "Exchange Notice"............................................2(c)
          "Extraordinary Common Stock Event"...........................4(e)
          "Net Consideration Per Share"................................4(c)
          "Non-U.S. Antitrust Laws"....................................5(b)
          "Note Exercise Price"........................................2(a)
          "Other Non-U.S. Jurisdictions"...............................7(b)

          "Plan Asset Regulations".....................................6(b)
          "Purchaser"..................................................Preamble
          "Purchase Agreement".........................................Preamble
          "Purchaser Director..........................................6(a)
          "Subsequent Closing".........................................2(e)
          "Threshold Amount"...........................................2(g)

          2.   Exchange of Notes for Common Stock
               ----------------------------------

          (a) Grant of Exchange Right. The Company hereby grants each Purchaser an irrevocable right to exchange all or part of its Notes for Common Stock (an "Exchange Right") at a price per share of Common Stock initially equal to $13.15 (the "Note Exercise Price"), subject to the terms and conditions set forth herein. The Note Exercise Price is subject to adjustment as set forth in Section 4.

          (b) Exercise Period of Exchange Right. At any time after the date hereof and from time to time, the Exchange Right may be exercised by any Purchaser in its sole discretion, in whole or in part until such time as all of the Notes are exchanged for Common Stock, paid at maturity or redeemed in accordance with their terms.

          (c) Exercise of Exchange Right. The Exchange Right shall be exercised by written notice from any Purchaser to the Company (an "Exchange Notice") stating that such Purchaser desires to exercise an Exchange Right and setting forth: (i) the proposed closing date, which (subject to the earlier satisfaction or waiver of conditions set forth in Section 7) shall be no earlier than three
(3) days after and no later than twenty (20) days after the date of delivery of such notice, and (ii) the amount of Notes to be exchanged expressed as a Conversion Principal Amount.

          (d) Exchange of Notes. (i) The Exchange Right will be deemed to be exercised on the date of delivery of the Exchange Notice. The number of shares of Common Stock to be issued and delivered to a Purchaser in connection with the delivery of the Exchange Notice shall be determined by dividing the Conversion Principal Amount as set forth in such Exchange Notice by the Note Exercise Price then in effect.

          (ii) Any accrued and unpaid interest (including accrued and unpaid interest added to the Invested Principal Amount pursuant to Section 2.01 of the Notes) in respect of any Notes to be exchanged into shares of Common Stock pursuant to an Exchange Notice shall be paid in cash at the time such Notes are exchanged.

          (e) Closing. The consummation of the exchange of Notes for Common Stock contemplated by this Agreement (the "Closing") shall occur no earlier than three (3) days after and no later than twenty (20) days after the date (a "Closing Date") of delivery of an Exchange Notice. In the event that all of Purchasers' Notes are not exchanged pursuant to this Agreement at the Closing, Purchasers may engage in successive closings (each, a "Subsequent Closing") with respect to the completion of the exchange of its Notes for Common Stock.

          (f) Closing Deliveries.

          (i) At the Closing or any Subsequent Closing, as the case may be, the Company shall deliver to each applicable Purchaser (A) certificates evidencing such number of shares of Common Stock (as calculated in accordance with Section 2(d) above), pursuant to the Exchange Notice to which the Closing or such Subsequent Closing relates, in definitive form and registered in such names and in such denominations as such Purchaser shall reasonably request and (B) an amount in cash equal to any accrued and unpaid interest (including accrued and unpaid interest added to the Invested Principal Amount pursuant Section 2.01 of the Notes) in respect of the Notes exchanged into Common Stock pursuant to the Exchange Notice delivered to the Company under Section 2(d) above.

          (ii) At the Closing or any Subsequent Closing, as the case may be, each applicable Purchaser shall deliver to the Company such number of Notes owned by such Purchaser with an aggregate principal amount equal to the Conversion Principal Amount as set forth in the Exchange Notice to which the Closing or such Subsequent Closing relates, together with an instrument of transfer reasonably satisfactory to the Company duly executed by such Purchaser.

          (g) Voting Trust Closing Delivery. If, at any time after the Closing or any Subsequent Closing, the number of shares of Common Stock delivered to the DLJ Entities and their Affiliates shall result in the DLJ Entities and their Affiliates becoming beneficial owners of more than 4.9% of the outstanding Common Stock of the Company (the "Threshold Amount"), then the Company, pursuant to the instructions set forth in the Exchange Notice, shall deliver to the Voting Trustee in connection with such Closing or Subsequent Closing the number of shares of Common Stock in excess of the Threshold Amount.

          3.   Representations and Warranties of the Company and Purchasers
               ------------------------------------------------------------

          (a) The Company hereby represents and warrants to each Purchaser as follows:

          (i) Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to conduct its business and own and operate its properties as now conducted, owned and operated.

          (ii) Authorization and Enforceability. The Company has the full power and authority and has taken all required corporate and other action necessary to authorize and permit the Company to execute and deliver this Agreement and to carry out the terms hereof and to issue and deliver the Common Stock, and none of such actions will violate any provision of the Company's Articles of Incorporation or Bylaws or any applicable Law, or rule of any stock exchange where the Common Stock is listed, or result in the breach of, or constitute a default (or event which, with notice or lapse of time or both, would constitute a default) under, any agreement, instrument or understanding to which the Company is a party or by which it is bound. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

          (iii) Issuance of Common Stock. The shares of Common Stock that may be issued pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding and will be fully paid and nonassessable.

          (b) Each Purchaser hereby represents and warrants to the Company as follows:

          (i) Existence. Such Purchaser is a corporation, limited liability company or partnership, as the case may be, duly organized and validly existing under the laws of the State of Delaware.

          (ii) Authorization and Enforceability. Such Purchaser has the full power and authority and has taken all action necessary to authorize and permit it to execute and deliver this Agreement and to carry out the terms hereof and none of such actions will violate any provision of such Purchaser's organizational documents or any applicable Law, or result in the breach of, or constitute a default (or event which, with notice or lapse of time or both, would constitute a default) under, any agreement, instrument or understanding to which such Purchaser is a party or by which it is bound. This Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

          4.   Anti-Dilution Adjustments
               -------------------------

          (a) If the Company shall, while any Purchaser's Exchange Rights under this Agreement are outstanding, issue or sell shares of Common Stock or Common Stock Equivalents (as defined below) without consideration or at a price per share or Net Consideration Per Share (as defined below) less than the Current Market Price in effect immediately prior to such issuance or sale then in such case the Note Exercise Price, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Note Exercise Price by the following fraction:

                                     N  + N
                                      0    1
                                     -------
                                     N  + N
                                      0    2

          Where:

               N  = the number of shares of Common Stock outstanding immediately
                0
     prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

               N  = the number of shares of Common Stock which the aggregate
                1
     consideration (without giving effect to any underwriter's discounts or commissions) if any (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents), received or receivable by the Company for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Current Market Price in effect immediately prior to such issuance.

               N  = the number of such additional shares of Common Stock so
                2
      issued or deemed to be issued.

          (b) For purposes of this Section 4, if a part or all of the consideration received by the Company in connection with the issuance of any securities described in this Section 4 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board or a committee thereof. For the purposes of this Section 4, the issuance of any warrants, options or subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options or subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents") shall be deemed an issuance of Common Stock. For the avoidance of doubt, if a Common Stock Equivalent is issued or sold as part of a unit with any other security of the Company or its Affiliates that is not independent of a Common Stock Equivalent, such other security shall not constitute a Common Stock Equivalent. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises and no additional adjustment of the Note Exercise Price shall be made upon issuance of the Common Stock pertaining thereto.

          (c) For purposes of this Section 4, the "Net Consideration Per Share" which shall be receivable by the Company for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

          (i) The amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents (without giving effect to any underwriting discounts or commissions), plus the minimum amount of consideration, if any, payable to the Company upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

          (ii) In each instance such determination shall be made as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

          (d) Section 4(a) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, Section 4(a) shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant of options or other Common Stock Equivalents exercisable therefor, (i) to current or former directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of the Board,
(ii) pursuant to any dividend reinvestment and stock purchase plan of the Company, or (iii) upon settlement of stock purchase contracts of the Company that are outstanding as of November 18, 2002 (as set forth on Schedule 1.2 hereto), or issued after November 18, 2002 with the consent of the Holders of a Majority in Interest.

          (e) Upon the happening of an Extraordinary Common Stock Event (as described below), simultaneously with the happening of such Extraordinary Common Stock Event, the Note Exercise Price shall be adjusted by multiplying the Note Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Note Exercise Price.

          An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

          (f) If the Company shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than in an Extraordinary Common Stock Event, or (ii) other assets (including cash and other securities but excluding ordinary cash dividends), then and in each such event the Company shall or shall cause TXU Energy to distribute the number of securities or such other assets of the Company or, at the option of the Company, cash of an equivalent value as reasonably determined in good faith by the Board which each Purchaser would have received had such Purchaser exercised the Exchange Right (in respect of any remaining Notes owned by it represented by the then Current Invested Principal Amount) on the date of such event and had such Purchaser thereafter, during the period from the date of such event to and including the date the Exchange Right is exercised, retained such securities or other assets receivable by such Purchaser, giving application to all other adjustments called for during such period under this Section 4.

          (g) If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or otherwise (other than an Extraordinary Common Stock Event), then in each such event each Purchaser shall have the right thereafter to receive upon exercise hereof, in lieu of the number of shares of Common Stock which such Purchaser would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property which it would have received upon such reorganization, recapitalization, reclassification or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other change had such Purchaser exercised the Exchange Right immediately prior to such reorganization, recapitalization, reclassification or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or change, all subject to further adjustment as provided herein. The provision for such adjustments shall be a condition precedent to the consummation by the Company of any such transaction.

          (h) Whenever on or after the date of this Agreement the number of shares of Common Stock for which this Exchange Right is exercisable or the Note Exercise Price is adjusted, as herein provided, the Company shall promptly give notice thereof to each Purchaser, in accordance with Section 9, by delivering a certificate which sets forth the Note Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property for which this Exchange Right shall be exercisable following the occurrence of any of the events specified above. The foregoing anti-dilution adjustments shall not apply to any securities outstanding prior to the date hereof.

          5.   Covenants
               ---------

          (a) The Company Reservation of the Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of issuance upon exchange of the Notes in accordance with this Agreement, such number of shares of the Common Stock as are issuable upon the exchange of all Notes pursuant to this Agreement. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable Law or Regulation or of any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which shall be immediately transmitted by the Company upon issuance).

          (b) Filings; Etc. Subject to the terms and conditions herein provided, each Purchaser, the Company, and TXU Energy shall:

          (i) make any required filings under the HSR Act (and shall share equally all filing fees incident thereto), which filings shall be made promptly, and thereafter shall promptly make any other required submissions under the HSR Act and under any applicable non-U.S. competition, antitrust or premerger notification laws (the "Non-U.S. Antitrust Laws");

          (ii) make any required filings, and obtain the consents, approvals, permits or authorizations, required to be made or obtained prior to the Closing or a Subsequent Closing, as the case may be, with or from any Governmental Agency;

          (iii) to the extent permitted by Law and Regulation, agree not to participate in any meeting or discussion with any Governmental Agency in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless they consult with the other parties in advance and, to the extent permitted by such Governmental Agency, gives the other parties the opportunity to attend and participate in such meeting or discussion;

          (iv) to the extent permitted by Law and Regulation, furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their subsidiaries and their respective representatives on the one hand, and any Governmental Agency or members of any such agency's staff on the other hand, with respect to this Agreement and the transactions contemplated hereby; and

          (v) furnish the other parties with such necessary information and reasonable assistance as such other parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws.

          (c) Without limiting Section 5(b), Purchaser, the Company and TXU Energy shall:

          (i) each use reasonable best efforts to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the consummation of the transactions contemplated by this Agreement; and

          (ii) each use best reasonable efforts to take any and all steps necessary to obtain any consents and approvals or make any required filings under Section 5(b) above or eliminate any impediments to the consummation of the transactions contemplated by this Agreement.

          6.   Board Representation
               --------------------

          (a) Subject to and to the extent permitted by applicable Law and Regulations, (i) prior to the next election of directors, and as soon as practicable following the date a vacancy is created on the Board, the Company, through its Board, shall cause to be duly appointed to its Board one individual designated by the DLJ VCOC Fund (the "Purchaser Director") and (ii) thereafter, at each election of directors at which the term of the Purchaser Director will expire, the Board shall recommend for election and cause to be elected to the Board a nominee, and shall use reasonable best efforts to solicit proxies in favor of such nominee consistent with the efforts used to solicit proxies for the other Board nominees, who will be designated by the DLJ VCOC Fund, and upon the election of such nominee, such nominee shall be the Purchaser Director.

          (b) During any period for which there is no Purchaser Director serving on the Board, the DLJ VCOC Fund, if it is intended to qualify as a "venture capital operating company" within the meaning of the regulations of the United States Department of Labor set forth in 29 C.F.R Section 2510.3-101 (the "Plan

Asset Regulations")) shall, upon prior written notice to the Company, be entitled to consult with and advise the management and Board of the Company on significant business issues, and management will meet with the DLJ VCOC Fund periodically during each year (but no more frequently than once each calendar quarter at the Company's executive offices at mutually agreeable times for such consultation and advice.

          (c) The Company agrees to consider, in good faith, the recommendations of the DLJ VCOC Fund in connection with the matters on which it is consulted as described in subsection (b) above, it being understood and agreed that the ultimate discretion with respect to all such matters shall be retained by the Company.

          (d) The rights granted to the DLJ VCOC Fund under this Agreement are intended to enable the DLJ VCOC Fund to be operated, where applicable, as a "venture capital operating company" within the meaning of the Plan Asset Regulations, and this Agreement shall be interpreted accordingly.

          (e) Immediately following the Termination Date the rights of the DLJ VCOC Fund under Section 6(a) shall terminate and the DLJ VCOC Fund shall cause the Purchaser Director to resign from the Company's Board. The DLJ VCOC Fund agrees to take all actions necessary or desirable, including the voting of outstanding Common Stock held by it, in order to effect such action.

          7.   Conditions
               ----------

          (a) Conditions to the Company's and Purchaser's Obligations. The obligations of the Company and each Purchaser to complete the exchange of Notes for Common Stock upon the exercise of an Exchange Right shall be subject to the fulfillment of the following conditions:

          (i) any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and any mandatory waiting period under any applicable Non-U.S. Antitrust Laws (where the failure to observe such waiting period referred to in this clause (i) would be, in the reasonable judgment of either the Company or any Purchaser, be reasonably likely to have a material adverse effect on the Company or any Purchaser) shall have expired or been terminated; and

          (ii) if required by Law or Regulation, approval of any Governmental Agency with respect to the consummation of the transactions contemplated by this Agreement shall have been granted.

          (b) None of the parties hereto shall be subject to any Law, decree, order or injunction that prohibits the consummation of the transactions contemplated hereby issued by a court of competent jurisdiction of (i) the United States or any state or other jurisdiction in the United States, (ii) the European Union or any member state thereof or Canada or (iii) any other jurisdiction (the "Other Non-U.S. Jurisdictions"); provided, however, that, prior to invoking this condition, each party shall have complied with Section 5(b), and with respect to other matters not covered by Section 5(b), shall have used its reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no Law or Regulation shall have been enacted by any

Governmental Agency which prohibits or makes unlawful the consummation of the transactions contemplated by this Agreement; provided, further, that with respect to any decree, order, injunction, Law or Regulation of any Other Non-U.S. Jurisdiction, noncompliance with such decree, order, injunction, Law or Regulation would, in the reasonable judgment of the Company or any Purchaser, be reasonably likely to have a material adverse effect on the Company, Purchaser or their respective Affiliates or operations.

          8. Owners of Notes Not Deemed Shareholders. No owner of Notes shall, as such, be entitled to vote or be deemed the holder of Common Stock that may at any time be issuable upon exercise of Exchange Rights for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the owner of the Notes, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings until such owner shall have exercised Exchange Rights in accordance with the provisions hereof.

          9.   Acquisition of Additional Common Stock
               --------------------------------------

          During the period commencing on the date hereof and ending on the termination of the Effective Period (as defined in the Registration Rights Agreement), each of the DLJ Entities hereby agree that neither it or any entity Controlled by it (other than portfolio companies of the DLJ Entities) shall, without the prior approval of the Company's Board of Directors (excluding, for purposes of such approval, the Purchaser Director), (i) acquire, offer or propose to acquire or agree to acquire (whether by purchase, tender or exchange offer, through an acquisition of Control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other group, or otherwise), the beneficial ownership of any Common Stock of the Company other than Common Stock issued pursuant to the Exchange Agreement (or any warrants, options or other rights to purchase or acquire, or any securities convertible into, or exchangeable for, any Common Stock of the Company); (ii) make any public announcement with respect to, or submit any proposal for, any merger, consolidation, sale of substantial assets (other than sales made in the ordinary course of business of such Holder) or other business combination or extraordinary transaction involving the Company; (iii) except in connection with the election of the Purchaser Director, make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under Exchange Act) to vote any Common Stock of the Company or seek to advise or influence any Person (other than any Affiliate) with respect to the voting of any Common Stock of the Company; (iv) otherwise act, either alone or in concert with others, to seek control of the Company's Board or (v) publicly disclose any intention, proposal, plan or arrangement with respect to any of the foregoing (collectively, the "Acquisition Restrictions"). The Acquisition Restrictions contained in clause (i) above shall not apply to any acquisition (each, an "Acquisition") of beneficial ownership of any additional Common Stock of the
Company: (x) which is by way of stock dividends, stock reclassifications or other distributions or offering made available on a pro rata basis to holders of Common Stock of the Company generally or (y) that involves Common Stock acquired from the Company in accordance with the provisions of this Agreement.

          10.  General Provisions
               ------------------

          (a) No Short Sales; Hedging. The DLJ Entities agree that they will not sell any shares of Common Stock short or buy any put option (other than "costless collars" after the second anniversary of the date hereof) in respect of shares of Common Stock so long as any of the Notes remain outstanding. The DLJ Entities further agree not to engage in any hedging activities with respect to Common Stock until the second anniversary of the date hereof.

          (b) Survival of Representation and Warranties. The representations and warranties of the Company and each Purchaser shall survive the Closing and each Subsequent Closing until all of the Notes have been exchanged into shares of Common Stock, paid at maturity or are redeemed in accordance with their terms.

          (c) Notice Generally. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 10):

          (i)  If to any Purchaser, at

               UXT Holdings LLC
               Eleven Madison Avenue
               New York, NY 10010-3629
               Attention: Ivy Dodes
               Facsimile: 212-325-8256

               and to any Holder, at the address
               provided by such Holder

               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY 10022
               Attention: Stephen Besen
                          Mark Roppel
               Facsimile: 212-848-7179


          (ii) If to the Company, at

               TXU Corp.
               1601 Bryan Street
               Dallas, TX 75201
               Attention: Treasurer
               Facsimile: 214-812-8998
               with a copy to:

               Hunton & Williams
               1601 Bryan Street
               Dallas, Texas 75201
               Attention: Timothy A. Mack
               Facsimile: 214-880-0011


               and to:

               Thelen Reid & Priest LLP
               875 Third Avenue
               New York, NY 10022
               Attention: Robert J. Reger, Jr.
               Facsimile: 212-603-2001


          (d) Successors and Assigns; Third Party Beneficiaries. (i) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of each Purchaser with respect to the Notes shall be transferred to any Person who is a transferee of such Notes except that the rights of the DLJ VCOC Fund pursuant to Section 6 hereof may not be assigned to any other party other than to a Permitted Transferee thereof without the consent of the Company. All obligations of the Company hereunder shall survive any such transfer. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          (ii) Any transferee (or group of Affiliated transferees) of the Notes or Common Stock that would own or have pursuant to such transfer (assuming the exercise of the Exchange Right) the right to acquire 5% or more of the outstanding Common Stock as of the date of the transfer of such securities shall, before such transfer, agree to be bound by the restrictions set forth in
Section 9 and Section 10(a).

          (e) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          (f) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (i) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York State or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

          (ii) Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

          (g) Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          (h) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          (i) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. (j) Construction. Each party hereto acknowledges and agrees that it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

          (k) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                          TXU CORP.


                                          By:/s/Kirk R. Oliver
                                             ------------------------------
                                               Name:  Kirk R. Oliver
                                               Title: Treasurer and Assistant
                                                        Sectretary


                                          TXU ENERGY COMPANY LLC


                                          By:/s/Kirk R. Oliver
                                             ------------------------------
                                               Name:  Kirk R. Oliver
                                               Title: Treasurer and Assistant
                                                        Sectretary


                                          UXT HOLDINGS LLC

                                          By:  DLJ Merchant Bank III, Inc.
                                               its managing member


                                          By:      /s/Michael Isikow
                                             ------------------------------
                                               Name:  Michael Isikow
                                               Title: Principal


                                          UXT INTERMEDIARY LLC

                                          By:  UXT AIV, L.P.


                                          By:  DLJ Merchant Bank III, Inc.
                                               as managing general partner


                                          By:      /s/Michael Isikow
                                             ------------------------------
                                               Name:  Michael Isikow
                                               Title: Principal

                                  SCHEDULE 1.1

                                THE DLJ ENTITIES


NAME
----

UXT Holdings-2, LLC

UXT Intermediary, LLC

UXT Holdings LLC

UXT Holdings (Offshore)

UXT-1 Blocker, Inc.

UXT-2 Blocker, Inc.

UXT-3 Blocker, Inc.

UXT-4 Blocker, Inc.

UXT-5 Blocker, Inc.

UXT AIV, L.P.

UXT AIV Blocker, Inc.

DLJ Merchant Banking Partners III, L.P.

DLJ Offshore Partners III, C.V.

DLJ Offshore Partners III-1, C.V.

DLJ Offshore Partners III-2, C.V.

Millennium Partners II, L.P.

DLJMB Partners III GmbH & Co. KG

MBP III Plan Investors, L.P. (but the applicability of Section 9 to this entity shall be limited to activities taken in conjunction with DLJ Merchant Banking Partners III)

                                  SCHEDULE 1.2

          OUTSTANDING STOCK PURCHASE CONTRACTS AS OF NOVEMBER 18, 2002


(1)  8,800,000 Feline Prides/Growth Prides issued by TXU in June of 2002.

(2)  20,000,000 Corporate Units/Treasury Units issued by TXU in October of 2001.


                                       2